                                                                    EXHIBIT (4g)

                       INTERCREDITOR AND AGENCY AGREEMENT

         THIS INTERCREDITOR AND AGENCY AGREEMENT is made and entered into as of December 14, 2001, by and among Wachovia Bank, N.A., as Collateral Agent for the Secured Parties, the Noteholders, the Term Lender, the Swaps Lender, the Letter of Credit Issuers, the Revolver Agents and the Banks (as each of such capitalized terms is defined below).

                                R E C I T A L S:

         Each Creditor is the holder of debt owing to it by Russell and/or subsidiaries of Russell, and all of such debt is currently unsecured.

         Certain of the Creditors have agreed to modify certain terms of their respective Transaction Documents, provided that Obligors have executed various Security Documents to encumber their real and personal property with Liens in favor of Collateral Agent for the benefit of all of the Secured Parties. Concurrently herewith, Obligors will execute and deliver the Security Documents in favor of Collateral Agent.

         The Secured Parties have requested Wachovia to serve as Collateral Agent under the Security Documents. The Parties hereto desire to enter into this Agreement to evidence various understandings and agreements relating to the appointment, rights, remedies, and duties of Collateral Agent and various rights and agreements as among all of the Secured Parties.

         NOW, THEREFORE, the parties hereto intending to be legally bound, agree as follows:

1.       DEFINITIONS.

                  (a) As used herein, the following terms shall have the following meanings ascribed to them (terms defined in the singular to have the same meaning when used in the plural, and vice versa):

                           "1992 Notes" means the Senior Notes issued by Russell, pursuant to the Note Agreements each dated as of December 1, 1992, in the original aggregate principal amount of $75,000,000 due August 31, 2002, the holders of which are Teachers, AllState, Connecticut General, and Prudential.

                           "1995 Notes" means the Senior Notes issued by Russell, pursuant to the Note Agreement dated as of December 7, 1995, in the original principal amount of $100,000,000 due November 30, 2008, the sole holder of which is Prudential.

                           "1997 Notes" means the Senior Notes issued by Russell, pursuant to the Note Agreement dated as of August 28, 1997, in the original principal amount of $125,000,000 due August 28, 2007, the sole holder of which is Prudential.

                           "Actual Principal Outstanding Amount" means, with respect to any Lender at any time, the outstanding principal amount of all Loans owing to such Lender at such time.


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                                                                               2

                           "Actual Principal Outstanding Percentage" means, with respect to any Lender at any time, a percentage equal to a fraction, the denominator of which is equal to the Actual Outstanding Principal Amount of all Lenders at such time and the numerator of which is equal to such Lender's Actual Outstanding Principal Amount at such time.

                           "Additional Lien" has the meaning set forth in
         Section 8(a).

                           "Adjusted Make-Whole Amount" means (a) with respect to the 1992 Notes, the actual Make-Whole Amount for such Notes payable at such time in accordance with the terms of the relevant Note Agreements as in effect on the date hereof, and (b) with respect to the 1995 Notes and the 1997 Notes, the Make-Whole Amount for such Notes that would be payable assuming the following adjustments to the calculation of such Make-Whole Amount in accordance with the relevant Note Agreements as in effect on the date hereof: (i) the "Remaining Scheduled Payments" (as such term is defined in the Note Agreement on the date hereof for each of the 1995 Notes and the 1997 Notes) for such Notes shall be calculated as if the interest rate on such Notes were,
         (x) in the case of the 1995 Notes, 6.78%, or (y) in the case of the 1997 Notes, 6.65%; and (ii) the discount factor used in the definition of "Discounted Value" in Section 8.1 of each relevant Note Agreement on the date hereof shall equal the "Reinvestment Yield" (as defined in Section 8.1 of each relevant Note Agreement) at such time plus 0.74%.

                           "Adjusted Principal Outstanding Amount" means, with respect to each Lender, the amount set forth for such Lender in the column "Adjusted Principal Outstanding Amount" on Schedule 1 hereto (except, that with respect to each Revolver Bank, such Revolver Bank's Adjusted Principal Outstanding Amount shall be its ratable share of the amount set forth on such Schedule, in accordance with the Revolver Credit Agreement); provided that, with respect to any Lender which is a holder of 1992 Notes (except any such Lender which is also a holder of other Loans), from and after the date on which such Lender's Actual Principal Outstanding Amount has been reduced to $0 (as a result of payments on such Lender's Loan permitted hereunder), such Lender's Adjusted Principal Outstanding Amount shall be deemed for all purposes of this Agreement to be $0.

                           "Adjusted Principal Outstanding Percentage" means, for each Lender, a percentage equal to a fraction, the denominator of which is equal to the Adjusted Principal Outstanding Amount of all Lenders and the numerator of which is equal to such Lender's Adjusted Principal Outstanding Amount.

                           "Affiliate" means a Person: (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person; (ii) which beneficially owns or holds 10% or more of any class of the equity interests of a Person; or (iii) 10% or more of the equity interests with power to vote of which is beneficially owned or held by another Person or a subsidiary of another Person. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of any equity interest, by contract or otherwise.


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                                                                               3

                           "Agent Professionals" means attorneys, accountants, appraisers, business valuation experts, environmental engineers, turnaround consultants, or other professionals or experts at any time or times retained by Collateral Agent in the discharge of its duties hereunder or under any of the Security Documents.

                           "Aliant" means Aliant Bank.

                           "AllState" means AllState Life Insurance Company.

                           "AmSouth" means AmSouth Bank.

                           "Applicable Law" means all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Transaction Document, or Security Document in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of governmental bodies; and all orders, judgments and decrees of all courts and arbitrators.

                           "Bank" means any bank that is a Revolver Bank or a Cash Management Service Provider.

                           "Business Day" means any day except a Saturday, Sunday, or any other day on which commercial banks in Georgia and New York are authorized by law to close.

                           "Cash Management Agreements" means, individually and collectively, as the context shall require, any agreements between an Obligor, on the one hand, and any Cash Management Service Provider, on the other hand, whether now or hereafter in effect, pursuant to which such Cash Management Service Provider provides Cash Management Services.

                           "Cash Management Obligations" means liabilities and obligations of any Obligor to any Bank that arises out of or relates to any depository account relationship or other cash management services provided by a bank (including any lockbox, dominion account, wire transfer, or ACH privileges).

                           "Cash Management Services" means cash management services for operating, collection, payroll and trust accounts of Russell and/or its Subsidiaries provided by any Cash Management Services Provider and/or its Affiliates, including automatic clearinghouse services, control disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services, and wire transfer services.

                           "Cash Management Services Obligations" means any and all obligations of any Cash Management Services Provider and/or any of its Affiliates under any of the Cash Management Agreements or otherwise relating to any of the Cash Management Services.


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                                                                               4

                           "Cash Management Services Provider" means any Creditor or Affiliate thereof which provides Cash Management Services to Russell and/or any of its Affiliates under any of the Cash Management Agreements or otherwise relating to any of the Cash Management Services, in its capacity as the provider of such services.

                           "Chase" means JPMorgan Chase Bank (successor to The Chase Manhattan Bank).

                           "Chase Swaps" means the foreign exchange forward rate agreements provided to Russell by Chase pursuant to the ISDA Master
         Agreement and Schedules thereto dated as of July 24, 2001.

                           "Collateral" means all real and personal property of any Obligor that is subject to any Liens in favor of Collateral Agent pursuant to the Security Documents.

                           "Collateral Agent" means Wachovia, in its capacity as collateral agent for Secured Parties under this Agreement and the Security Documents, together with its successors in such capacity.

                           "Collateral Reserve Account" means an account established at Wachovia for the purpose of receiving payments or proceeds to be held, invested, and distributed in accordance with the terms of this Agreement.

                           "Comerica" means Comerica Bank.

                           "Connecticut General" means Connecticut General Life Insurance Company.

                           "Creditors" means each Bank, the Swaps Lender, each Letter of Credit Issuer, each Noteholder and Term Lender.

                           "Cross Creek" means Cross Creek Apparel, LLC, a North Carolina limited liability company.

                           "Cross Creek Holdings" means Cross Creek Holdings, Inc., a Delaware corporation.

                           "Default Notice" has the meaning given to it in
         Section 9(a) hereinbelow.

                           "DeSoto" means DeSoto Mills, Inc., an Alabama corporation.

                           "Documentation Agent" means First Union, in its capacity as documentation agent under the Revolver Bank Documents.

                           "Dollars" and the sign "$" means lawful money of the United States of America.

                           "Elcatex" means Elasticos Centroamericanos Textiles, S.A. de C.V.


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                                                                               5

                           "Elcatex Guarantee" means the Guarantee Agreement, dated as of August 4, 2000, from Russell in favor of SunTrust.

                           "Elcatex Promissory Note" means the Promissory Note dated as of August 7, 2000 made by Elcatex in favor of SunTrust.

                           "Enforcement Action" means any judicial or non-judicial action by a Party to repossess, replevy, collect, levy, attach, or garnish, or to foreclose, execute, or otherwise enforce or realize upon any Lien with respect to, any Collateral.

                           "Enforcement Direction" means the written direction from the Required Secured Parties addressed to Collateral Agent and specifying the Enforcement Action to be taken by Collateral Agent with respect to the Collateral.

                           "Event of Default" means any event of default or equivalent event under any of the Transaction Documents or Security Documents (other than any event of default under the Elcatex Note or the SunTrust/Elcatex Swap Agreement, or any event of default under Elcatex Guarantee arising solely by reason of the failure of Elcatex to pay or perform its obligations under the Elcatex Note or the SunTrust/Elcatex Swap Agreement (it being agreed that a failure of Russell to pay or perform its obligations under the Elcatex Guarantee shall give rise to an Event of Default)) that has not been waived (in accordance with the terms of the relevant Transaction Documents or Security Documents) or cured.

                           "Extraordinary Expenses" means all costs, expenses, fees (including reasonable fees actually incurred to Agent Professionals), or advances that Collateral Agent may suffer or incur, whether prior to or after the occurrence of any Event of Default, and whether prior to, after, or during the pendency of an Insolvency Proceeding of an Obligor, on account of or in connection with (i) the audit, inspection, repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting, or otherwise preserving or realizing upon any Collateral; (ii) the defense of Collateral Agent's Lien upon any Collateral or the priority thereof or any adverse claim with respect to any of the Security Documents or Collateral asserted by any Obligor, receiver, or trustee for any Obligor or any Creditor or representative of Creditors of any Obligor; (iii) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are permitted by the terms of the Security Documents; or (iv) the enforcement of any of the provisions of any of the Security Documents.

                           "First Union" means First Union National Bank, a national bank.

                           "First Union Letters of Credit" means letters of credit at any time issued by First Union for the account of one or more Obligors and for the benefit of a supplier of Obligors.

                           "Global Guarantee" means the joint and several guarantee by the Guarantors of the payment of the Secured Debt owing to each Secured Party contained in Section 2 of the Guarantee and Collateral Agreement.


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                                                                               6

                           "Guarantee and Collateral Agreement" means the Guarantee and Collateral Agreement made by the Obligors in favor of the Collateral Agent, dated as of December 14, 2001.

                           "Guarantor Payments" means any payment made by any Guarantor to a Secured Party under the Global Guarantee.

                           "Guarantors" means DeSoto, Cross Creek, Cross Creek Holdings, and any other Person that is obliged to become a party to the Global Guarantee.

                           "Insolvency Proceeding" means any action, case, or proceeding commenced by or against a Person, or any agreement of such Person, for (i) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal, or foreign), (ii) the appointment of a receiver, trustee, liquidator, or other custodian for such Person or any part of its properties; (iii) an assignment or trust mortgage for the benefit of creditors of such Person; or (iv) the liquidation, dissolution, or winding up of the affairs of such Person.

                           "Insurance Proceeds" means proceeds of any property or casualty insurance covering any of the Collateral.

                           "LC Obligations" means on any date of determination thereof, an amount (in Dollars) equal to the sum of (i) all amounts then due and payable by any Obligor on such date by reason of any payment made on or before such date by the issuer of a Letter of Credit, plus (ii) the aggregate undrawn amount of all Letters of Credit then outstanding or to be issued by a Bank.

                           "Lenders" means each Revolver Bank, each Noteholder, and Term Lender.

                           "Letter of Credit Issuer" means each of (i) First Union in its capacity as the issuer of the First Union Letters of Credit and (ii) SunTrust in its capacity as issuer of the SunTrust Letters of Credit.

                           "Letters of Credit" means the First Union Letters of Credit and the SunTrust Letters of Credit.

                           "Lien" means any interest in any property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based upon common law, a statute or contract, including (i) any lien or security interest arising from a mortgage, deed of trust, pledge, security agreement, conditional sale, consignment, lease, or bailment for security purposes; (ii) liens obtained by judgment or in any judicial proceeding; and (iii) liens conferred or authorized in any Insolvency Proceeding.

                           "Loans" means the Secured Debt consisting of indebtedness pursuant to the Revolver Bank Documents, the SunTrust Loan Agreement, the Elcatex Promissory Note and the Note Agreements.


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                                                                               7

                           "Make-Whole Amount," as to any Note, has the meaning set forth in the Note Agreement (as in effect on the date hereof) pursuant to which such Note was issued.

                           "Material Event of Default" means (i) any Event of Default arising from the failure to make any payment in respect of any Secured Debt when due under the Transaction Documents or (ii) any Event of Default pursuant to clause (g) or (h) of Section 6.01 of the Revolver Credit Agreement (relating to bankruptcy or similar events) or equivalent Event of Default under any other Transaction Document.

                           "Mortgage" means a mortgage, deed of trust, deed to secure debt, or other agreement executed by an Obligor to grant and convey to Collateral Agent a Lien upon any real property of an Obligor.

                           "Note Agreements" means the note agreements pursuant to which the 1992 Notes, the 1995 Notes and the 1997 Notes were issued.

                           "Noteholders" means the holders of the 1992 Notes, 1995 Notes, and 1997 Notes.

                           "Notes" means 1992 Notes, 1995 Notes, and 1997 Notes.

                           "Notice of Borrowing" has the meaning given to it in the Revolver Bank Documents, as in effect on the date hereof.

                           "Notice Parties" means Revolver Administrative Agent, the Letter of Credit Issuers, the Swaps Lender, the Noteholders, and Term Lender.

                           "Obligors" means Russell, Russell Europe Limited and the Guarantors.

                           "Party" means a Person who is, on the date hereof, or thereafter becomes a party to this Agreement.

                           "Percentage" means, for each Secured Party on any date, a percentage equal to a fraction, the denominator of which is equal to all of the Secured Debt owed to all Secured Parties on such date (including, for purposes of such calculation, all LC Obligations outstanding on such date) and the numerator of which is equal to the Secured Debt owed to such Secured Party on such date (including, for purposes of such calculation, all LC Obligations outstanding on such date); provided, however, that, while the Revolver Commitments are still in effect and prior to Collateral Agent's receipt of a Default Notice relating to a Material Event of Default, the numerator of the foregoing fraction for each Revolver Bank shall be equal to the amount of such Revolver Bank's Revolver Commitment on such date.

                           "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability corporation or partnership, a trust, limited liability company, an unincorporated organization and a government or any department or agency thereof.

                           "Prudential" means The Prudential Insurance Company of America.


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                                                                               8

                           "Realization Proceeds" means any cash or non-cash proceeds received by Collateral Agent in connection with Collateral Agent's enforcement of its Liens upon any of the Collateral.

                           "Recording Costs" means all fees, taxes, and other expenses incurred by Collateral Agent in connection with the filing or recording of any UCC-1 financing statement, Mortgage, or any other document that is filed or recorded to perfect or otherwise give record notice of any of the Liens granted or conveyed pursuant to any of the Security Documents.

                           "Remaining Make-Whole Amount" means, with respect to the 1995 Notes and the 1997 Notes, the excess of (a) the actual Make-Whole Amount owing in respect of the applicable Notes over (b) the Adjusted Make-Whole Amount with respect to such Notes.

                           "Represented Creditor" means a Creditor whose interests are represented by a Notice Party, which, in the case of Revolver Administrative Agent, include all Revolver Banks.

                           "Required Secured Parties" means Creditors holding at least 66-2/3% of the total outstanding Secured Debt (and for purposes hereof, the Revolver Banks shall act solely as a group through direction to Revolver Administrative Agent); provided that, in the case of a Revolver Bank so long as the Revolver Commitments are still in effect and prior to Collateral Agent's receipt of a Default Notice relating to a Material Event of Default, the Revolver Commitment of such Revolver Bank shall be deemed to be its outstanding Secured Debt for the purposes of this definition.

                           "Revolver Administrative Agent" means Wachovia, in its capacity as administrative agent for the Revolver Banks.

                           "Revolver Agents" means Revolver Administrative Agent, Syndication Agent, and Documentation Agent.

                           "Revolver Bank Documents" means the Revolver Credit Agreement and all other instruments and agreements evidencing or securing loans and other extensions of credit made by Revolver Banks to Revolver Borrowers.

                           "Revolver Banks" means each "Bank" from time to time as such term is defined in the Revolver Credit Agreement, which as of the date hereof, is Wachovia, SunTrust, First Union, AmSouth, Chase, Comerica and Aliant.

                           "Revolver Borrowers" means Russell and Russell Europe Limited, a corporation organized under the laws of the United Kingdom.

                           "Revolver Commitment" means, for each Revolver Bank on any date, the aggregate amount of such Revolver Bank's commitments under the Revolver Credit Agreement on such date; provided, however, that if such commitments have been terminated on or as of such date, then the amount of the commitments shall be zero.


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                                                                               9

                           "Revolver Credit Agreement" means the Credit
         Agreement, dated as of October 15, 1999, among Russell, Russell Europe Limited, the Revolver Agents and the Revolver Banks.

                           "Russell" means Russell Corporation, an Alabama corporation.

                           "Russell Europe Guarantee" means the Guarantee dated as of October 15, 1999 by Russell executed in connection with the obligations of Russell Europe Limited under the Revolver Credit Agreement.

                           "Russell Financial" means Russell Financial Services, Inc., a Delaware corporation.

                           "Secured Debt" means, at any time, indebtedness owing at such time to any of the Secured Parties under any of the Transaction Documents, including any LC Obligations and including any net swap amounts then owing with respect to the Swaps and any termination amounts that would then be payable if the Swaps were terminated at such time.

                           "Secured Parties" means Creditors and Revolver
         Agents.

                           "Security Documents" means the Guarantee and Collateral Agreement and all other security agreements, Mortgages, collateral assignments, and other agreements securing, with the lien granted in favor of Collateral Agent, all of the Secured Debt for the benefit of Secured Parties.

                           "Setoff Proceeds" means any proceeds received by any Secured Party from its exercise of a right of set-off, recoupment, or bankers' Lien from or against any deposit (general or special, time or demand, provisional or final) held for the credit or account of any Obligor, but excluding any such proceeds applied by a Cash Management Services Provider to any Cash Management Obligations.

                           "Shared Payments" means all Realization Proceeds, Insurance Proceeds, Setoff Proceeds, Guarantor Payments and direct payments of amounts owing in respect of Secured Debt from any Obligor.

                           "SunTrust" means SunTrust Bank, a Georgia banking corporation formerly known as Trust Company Bank.

                           "SunTrust Letters of Credit" means Letters of Credit issued prior to the date hereof by SunTrust for the account of one or more Obligors and for the benefit of a supplier of Obligors.

                           "SunTrust Loan Agreement" means Term Loan/Bankers' Acceptance Agreement dated as of June 30, 1995, between Russell and SunTrust.

                           "SunTrust/Elcatex Swap Agreement" means the ISDA Master Agreement and Schedule dated as of July 28, 2000, between SunTrust and Elcatex.


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                                                                              10

                           "SunTrust/Russell Swap Agreement means the ISDA Master Agreement and Schedule dated as of June 19, 1995, between Trust Company Bank (now SunTrust) and Russell.

                           "SunTrust Swaps" means the interest rate swaps provided pursuant to the SunTrust/Russell Swap Agreement.

                           "Swaps" means the Chase Swaps and the SunTrust Swaps.

                           "Swaps Lender" means Chase in its capacity as party to the Chase Swaps.

                           "Syndication Agent" means SunTrust, in its capacity as syndication agent under the Revolver Bank Documents.

                           "Teachers" means Teachers Insurance and Annuity Association of America.

                           "Term Lender" means SunTrust in its capacity as party to the Term Lender Loan Documents.

                           "Term Lender Loan Documents" means the SunTrust Loan Agreement, the Elcatex Promissory Note, the SunTrust Letters of Credit, the SunTrust/Russell Swap Agreement, the SunTrust/Elcatex Swap Agreement and the Elcatex Guarantee, and all other instruments and agreements executed by Russell or Elcatex in connection therewith.

                           "Third Party Guarantee" has the meaning set forth in
         Section 8(a).

                           "Transaction Documents" means the following instruments and agreements evidencing or securing Secured Debt owing to Secured Parties: the Note Agreements, the First Union Letters of Credit, the Revolver Bank Documents, the Chase Swaps and the Term Lender Loan Documents.

                           "Transferee" has the meaning ascribed to it in
         Section 28(b) hereinbelow.

                           "Wachovia" means Wachovia Bank, N.A., a national bank.

                  (b) The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph, or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; to any of the Transaction Documents or Security Documents shall include any and all modifications thereto and any and all restatements, extensions or renewals thereof (except as otherwise specifically provided herein); to any Person shall mean and include the successors and permitted assigns of such Person; or to "including" shall be understood to mean "including, without limitation" (and, for purposes of this Agreement, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned).

2.       APPOINTMENT OF COLLATERAL AGENT.

                  (a) Each Secured Party hereby irrevocably appoints and designates Wachovia as Collateral Agent to act as herein specified. Wachovia hereby accepts such appointment on the terms and conditions set forth herein. Each Secured Party hereby authorizes Collateral Agent to enter into all of the Security Documents, for the benefit of the Secured Parties in accordance with the terms hereof, and to exercise such rights and powers under this Agreement and the Security Documents as are specifically delegated to Collateral Agent by the terms hereof and thereof, together with such other rights and powers as are reasonably incidental thereto or as are customarily and typically exercised by agents performing duties similar to the duties of Collateral Agent hereunder and under the Security Documents, subject, however, to any express limitations set forth herein or in the Security Documents. The duties of Collateral Agent shall be deemed ministerial and administrative in nature, and Collateral Agent shall not have, by reason of this Agreement or any of the Security Documents, a fiduciary relationship with any Secured Party (or any Secured Party's participants or Affiliates).

                  (b) Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or be required to take, initiate, or conduct any litigation, foreclosure, collection proceedings, or other Enforcement Action or take action under any of the Security Documents, except pursuant to an Enforcement Direction during the continuance of any Material Event of Default. The conferral upon Collateral Agent of any right or power hereunder or under any of the Security Documents shall not imply a duty on Collateral Agent's part to exercise such right or power, unless directed to do so by the Required Secured Parties in accordance with this Agreement. Collateral Agent may take, but shall have no obligation to take, any action under the Security Documents or otherwise as it shall deem to be in the best interests of Secured Parties in order to maintain, protect, or preserve the Collateral and the rights of Secured Parties with respect thereto, including the curing of any default under the Security Documents, the discharge of any tax or charge resulting in a Lien upon any Collateral, or the payment of insurance premiums with respect to insurance required to be maintained by Obligors under any of the Security Documents; provided, however, that, in the absence of an Enforcement Direction, Collateral Agent shall not be authorized to foreclose upon any Lien with respect to any of the Collateral or take any other Enforcement Action with respect to the Collateral or any part thereof. Collateral Agent may perform any of its duties by or through its agents and employees and may employ one or more Agent Professionals to advise or assist it from time to time, but shall not be responsible for the negligence or misconduct of any such Agent Professionals selected by it with reasonable care.

                  (c) The rights, remedies, powers, and privileges conferred upon Collateral Agent hereunder and under the Security Documents may be exercised by Collateral Agent without the necessity of the joinder of any other Party, unless otherwise required by Applicable Law. If Collateral Agent shall request instructions from the Required Secured Parties with respect to any act or action (including the failure to act) in connection with this Agreement or any of the Security Documents, Collateral Agent shall be entitled to refrain from such act or taking such action, unless and until Collateral Agent shall have received unambiguous instructions from the Required Secured Parties (in which event it shall be required to act in accordance with such instructions unless otherwise excused, as provided herein); and Collateral Agent shall not incur any liability to any Person for so refraining. Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against Collateral Agent as a result of Collateral Agent's acting or refraining from acting hereunder or under any of the Security Documents pursuant to or in accordance with the instructions of the Required Secured Parties, except for Collateral Agent's own gross negligence or willful misconduct in connection with any action taken, or omitted to be taken by it. Notwithstanding anything to the contrary contained in this Agreement or any of the Security Documents, Collateral Agent shall not be required to take any action that is, in its opinion, contrary to Applicable Law or the terms of any of the Security Documents or that would, in its reasonable opinion, subject it or any of its officers, employees, or directors to personal liability.

                  (d) Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations, or warranties contained herein, in any of the Security Documents or the Transaction Documents. Collateral Agent makes no representation or warranty as to (i) the value, location, existence, or condition of any Collateral; (ii) the financial condition of any Obligor or the title of any of the Obligors to any of the Collateral; (iii) the sufficiency of the security afforded by this Agreement or the Security Documents; (iv) the validity, perfection, or priority of any Lien with respect to the Collateral, or (v) the validity, proper execution, enforceability, legality, or sufficiency of this Agreement, the Guarantee and Collateral Agreement, or any of the other Security Documents; and Collateral Agent shall have no liability or responsibility in respect of any such matters. Collateral Agent shall not be required to ascertain or inquire as to the performance by any Obligor of any of its covenants or obligations hereunder or under any of the Transaction Documents or Security Documents.

                  (e) Collateral Agent shall not be responsible for insuring any of the Collateral, for the payment of taxes, charges, assessments, or Liens upon any of the Collateral or for the maintenance or safeguarding of any Collateral, except as provided in the immediately following sentence when Collateral Agent has possession of any Collateral. Collateral Agent shall have no duty to any of the Obligors or Secured Parties with respect to any Collateral in Collateral Agent's possession or control or in the possession or control of any agent or nominee of Collateral Agent or any income thereon or for the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such Collateral in Collateral Agent's actual possession substantially the same degree of care as Collateral Agent accords its own assets and the duty to account for monies received by it.

                  (f) Collateral Agent shall not be deemed to have actual, constructive, direct, or indirect notice or knowledge of the occurrence of any Event of Default under any Transaction Document, unless and until Collateral Agent shall have received a Default Notice or a written notice from any of the Obligors addressed to Collateral Agent in its capacity as Collateral Agent, stating unequivocally that an Event of Default has occurred. Collateral Agent shall have no obligation, either prior to or after receiving any such notice, to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, upon any notice so furnished to it.

                  (g) If Collateral Agent shall receive any written request from any Obligor for consent to or approval of any matter relating to any Collateral or such Obligor's obligations with respect thereto or there shall be due from Collateral Agent under the provisions of the Security Documents any performance or the delivery of any instrument, then, in such event, Collateral Agent shall send to each of the Notice Parties a notice setting forth in reasonable detail (i) an account of the matter as to which such consent or approval has been requested or the performance or instrument requested, as the case may be, and (ii) Collateral Agent's proposed course of action with respect thereto and the Collateral Agent shall take action with respect to such requested consent or approval at the direction of the Required Secured Parties. Notwithstanding the foregoing, no such consent or approval of Secured Parties shall be required with respect to any action taken in accordance with the provisions of Section 9 hereof or with respect to any consent, determination, or other matter that is, in Collateral Agent's reasonable judgment, ministerial or administrative in nature.

                  (h) Each Secured Party hereby acknowledges and represents that it has, independently and without reliance upon Collateral Agent or any of the other Secured Parties, and based upon such documents, information, and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and the other Transaction Documents to which it is a party, and each Secured Party has made such inquiries concerning the Transaction Documents, the Security Documents, the Collateral, and each Obligor as such Secured Party feels necessary and appropriate. Each Secured Party hereby acknowledges that it shall, independently and without reliance upon the other Secured Parties or Collateral Agent, and based upon such financial statements, documents, and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in extending credit or in taking or refraining to take any action under this Agreement or any of the Transaction Documents. Except for notices and reports expressly required to be furnished to Notice Parties by Collateral Agent hereunder, Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any notices, reports, or certificates furnished to Collateral Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business, or properties of any Obligor that may come into the possession of Collateral Agent or any of Collateral Agent's Affiliates.

                  (i) Collateral Agent shall be fully entitled to rely upon, and shall be fully protected in relying and acting upon, any communication in whatever form believed by Collateral Agent in good faith to be genuine and correct and to have been signed, sent, or made by a proper Person or Persons.

3.       RESIGNATION AND REMOVAL OF COLLATERAL AGENT; APPOINTMENT OF SUCCESSOR.

                  (a) Collateral Agent may resign, on 90 days prior written notice to Notice Parties, and may be removed for or without cause at any time by the Required Secured Parties. In the event of any resignation or removal, the Required Secured Parties shall have the right to appoint a successor Collateral Agent, but, if the Required Secured Parties have not appointed a successor Collateral Agent within 90 days after the retiring Collateral Agent's giving of notice of resignation or its removal, the retiring Collateral Agent shall, on behalf of Secured Parties, appoint a successor Collateral Agent (which shall, in all events, be a commercial bank having combined capital and surplus of at least $200,000,000). Upon the acceptance of any appointment as Collateral Agent hereunder by a successor, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations as Collateral Agent, as appropriate, under this Agreement and the Security Documents.

                  (b) Upon the request of any successor Collateral Agent, at the expense of Obligors, both Obligors and the predecessor Collateral Agent shall promptly execute and deliver such instruments, conveyances, and assurances reflecting terms consistent with the terms of the Security Documents then in effect and do such other things as may be reasonably required for more fully and certainly vesting and confirming in such successor Collateral Agent its interest in and Liens upon the Collateral and all rights, powers, duties, and obligations of the predecessor Collateral Agent hereunder and under the Security Documents; and the predecessor Collateral Agent shall also promptly assign and deliver to the successor Collateral Agent any Collateral subject to the Lien of the Security Documents that may then be in its possession.

                  (c) Any entity into which Collateral Agent may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which Collateral Agent shall be a party, or any state or national bank or trust company in any manner succeeding to the business of Collateral Agent, as a whole or substantially as a whole, shall be the successor of Collateral Agent hereunder without the necessity for execution or filing of any paper or any further act on the part of any of the Parties hereto, anything to the contrary contained herein notwithstanding.

4.       COMPENSATION AND EXPENSE REIMBURSEMENT OF COLLATERAL AGENT.

                  (a) Collateral Agent shall be entitled to compensation as provided for in a separate letter agreement with Obligors. Obligors shall promptly (and, in any event, on demand) reimburse Collateral Agent for all costs and expenses incurred in the negotiation, documentation, and closing of the transactions contemplated by this Agreement and the Security Documents, including legal fees, Recording Costs, title insurance premiums, appraisal costs, survey costs, and environmental consulting costs.

                  (b) Obligors shall promptly (and, in any event, on demand) reimburse Collateral Agent for all costs and expenses (including all Extraordinary Expenses) actually incurred by Collateral Agent in the execution of any of Collateral Agent's duties hereunder or under any Security Document or in the exercise of any right or power herein or therein imposed or conferred upon it (excluding, however, general overhead expenses); and each Creditor agrees promptly to pay to Collateral Agent, on demand, such Creditor's Percentage of any such reimbursement for expenses (including Extraordinary Expenses) that is not timely made by Obligors to Collateral Agent.

5. COLLATERAL AGENT AS A SECURED PARTY. If a Secured Party serves as Collateral Agent (as will be the case for so long as Wachovia is Collateral Agent), such Secured Party, acting in its capacity as such, shall have the same rights and powers as any other Secured Party under this Agreement or its Transaction Documents with any Obligor and may have commercial relations or otherwise deal with any Obligor, any other Secured Party, or any Person having relations with an Obligor or a Secured Party.

6. CO-AGENTS. Collateral Agent shall have power to appoint one or more Persons to act as a co-agent or co-agents, jointly with Collateral Agent, or a separate agent or separate agents, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity, such title to the Collateral or any part thereof, and such rights, powers, duties, trusts or obligations as Collateral Agent, with the consent of the Required Secured Parties, may consider necessary or desirable, in any case only for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located. Absent any specific agreement to the contrary, any co-agent or co-agents appointed hereunder shall, to the extent applicable, have the rights, obligations and duties of Collateral Agent hereunder.

7.       SHARING PAYMENTS.

                  (a)      Except as otherwise provided in paragraphs (b) and
(d) below, prior to Collateral Agent's receipt of a Default Notice relating to a Material Event of Default, each Secured Party shall be entitled to receive payments on account of its Secured Debt in accordance with the present tenor of the Transaction Documents evidencing its Secured Debt, but not optional pre-payments or payments after acceleration of the maturity of such Secured Debt; provided, however, that the Revolver Banks shall be entitled to receive and retain (and, subject to Section 10(g), shall not be required to share) payments or pre-payments that are made to the Revolver Banks with respect to Secured Debt owing under the Revolver Bank Documents (i) for so long as the Revolver Commitments of the Revolver Banks have not been terminated, and (ii) in any case (prior to acceleration of amounts owing under the Revolver Credit Agreement), to the extent the Revolver Banks' Actual Principal Outstanding Amount is greater than their Adjusted Principal Outstanding Amount.

                  (b) If, prior to Collateral Agent's receipt of a Default Notice relating to a Material Event of Default, any Secured Party shall receive any Guarantor Payments, Realization Proceeds, Setoff Proceeds, Insurance Proceeds that are not required to be turned over to the Obligors, optional prepayments (except as provided in the proviso to Section 7(a)) or payments due after acceleration of the maturity of such Secured Debt other than from the Collateral Agent, such Secured Party shall promptly turn over such payments to Collateral Agent, which shall promptly distribute such payments to all of the Secured Parties, in accordance with their respective Percentages of the amount of such payments for application to the Secured Debt owing to each Secured Party in accordance with the terms of its Transaction Documents.

                  (c) After Collateral Agent's receipt of a Default Notice relating to a Material Event of Default (but prior to receipt of written notice from Required Secured Parties that such Material Event of Default has been waived or is no longer continuing), (i) Collateral Agent shall share with Secured Parties all Shared Payments received by Collateral Agent (in the manner described in Section 10 below) and (ii) any Shared Payments received by any Secured Party shall be promptly turned over to Collateral Agent and promptly distributed by Collateral Agent for the benefit of Secured Parties in accordance with Section 10 below (provided that, prior to acceleration of the Secured Debt under the Revolver Credit Agreement, the Revolver Banks shall not be required to turn over to Collateral Agent any payments or pre-payments made to the Revolver Banks on their Secured Debt to the extent the Revolver Banks' Actual Principal Outstanding amount is greater than their Adjusted Principal Outstanding Amount).

                  (d) Wherever in this Section 7 any Secured Party is required to turn over to Collateral Agent any monies received by such Secured Party, such Secured Party, pending such turn over, shall be deemed to hold such monies as trustee of an express trust for the benefit of all of the Secured Parties and shall not commingle such monies with any other property or assets of such Secured Party. Obligors agree that any monies received by a Secured Party that is turned over by such Secured Party to Collateral Agent as provided in this Section 7 or as provided in Section 12(c) hereinbelow, shall not have the effect of reducing the Secured Debt owing to such Secured Party and shall not be treated as a payment with respect to the Secured Debt of the Secured Party. To the extent that any Revolver Bank receives from Collateral Agent any monies turned over to Collateral Agent by a Secured Party pursuant to the provisions of this Section 7, the amount of monies so received by such Revolver Bank shall have the effect of reducing the Revolver Commitment of such Revolver Bank on a dollar-for-dollar basis.

8.       ADDITIONAL COLLATERAL.

                  (a)      Each Secured Party hereby covenants and agrees that
(i) such Secured Party shall not accept from any Person (including any Obligor) or otherwise hold any guaranty (a "Third-Party Guarantee"), other than the Global Guarantee, of any of the Secured Debt, unless such guarantor also guarantees substantially contemporaneously, by the same or separate instrument, the payment of all of the Secured Debt owing to all Secured Parties (or, if such Third-Party Guarantee guarantees only a portion thereof owing to such Secured Party, such Secured Party shall not accept such Third-Party Guarantee, unless such Guarantor simultaneously guarantees the same proportion of Secured Debt owing to the other Secured Parties); provided that the Elcatex Guarantee and the Russell Europe Guarantee shall be exempt from the requirements of this clause
(i); and (ii) such Secured Party shall not take, accept, obtain or hold any Lien (an "Additional Lien") upon any assets of any Obligor or any other Person to secure the payment and performance of any of the Secured Debt under the Transaction Documents (except (x) liens on the property of Elcatex held by Term Lender and (y) liens of a Letter of Credit Issuer from time to time on the goods with respect to which the applicable Letter of Credit was issued), except by virtue of Collateral Agent being granted a Lien upon such assets, in either case, pursuant to documents in form and substance satisfactory to the Required Secured Parties, to secure the Secured Debt in accordance with the terms hereof.

                  (b) The Global Guarantee shall be deemed to supersede any guaranties (except for the Elcatex Guarantee and the Russell Europe Guarantee) in favor of a Secured Party from an Obligor that forms a part of the Transaction Documents of such Secured Party. In no event shall any Secured Party be authorized to enforce the Global Guarantee except through the Collateral Agent after a Material Event of Default under the Transaction Documents to which such Secured Party is a party.

9.       DEFAULT NOTICE; ENFORCEMENT.

                  (a) Promptly after having obtained actual knowledge thereof, each Secured Party shall deliver to the Collateral Agent and each other Notice Party a notice in writing (a

"Default Notice") of any Event of Default under Transaction Documents to which such Secured Party is a party, identifying the nature of the Event of Default and the Transaction Document under which such Event of Default arose; provided, however, that no such notice need be given to the extent that such Event of Default is waived or cured by amendment prior to the time a Default Notice is delivered. Neither a failure to give nor any delay in giving any such Default Notice shall impair any rights or result in any liability under this Agreement, any of the Security Documents, or any of the Transaction Documents.

                  (b) Promptly after having obtained actual knowledge of an Event of Default under any of the Security Documents (other than an Event of Default resulting from any cross-default under any of the Transaction Documents), Collateral Agent shall deliver to each Notice Party a notice in writing, identifying the nature of the Event of Default and the Security Document under which such Event of Default arose; provided, however, that no such notice need be given to the extent that such Event of Default is waived or cured by amendment prior to the time such notice is delivered. Neither a failure to give nor any delay in giving any such notice shall impair any rights or result in any liability under this Agreement or any of the Security Documents.

                  (c) After the Collateral Agent's receipt of a Default Notice relating to a Material Event of Default, upon Collateral Agent's receipt of an Enforcement Direction, Collateral Agent shall proceed to enforce rights and remedies under the Security Documents, as so directed. If in connection with any Enforcement Action any proceeds are received by Collateral Agent in property other than cash, Collateral Agent shall convert such non-cash proceeds into cash as promptly as possible.

                  (d) In no event shall any Obligor be authorized to assert as a defense or objection to any Enforcement Action by Collateral Agent the fact that a required notice of an Event of Default was not delivered, or was not delivered on a timely basis, by one or more Secured Parties to Collateral Agent or to any other Secured Party.

                  (e) Any Secured Party may purchase Collateral at any public sale of such Collateral pursuant to the Security Documents, but only to the extent that such action does not contravene any Applicable Law and only if the consideration paid by such Secured Party is cash.

10.      APPLICATION OF PAYMENTS AND PROCEEDS.

                  (a) All payments or proceeds turned over to Collateral Agent by a Secured Party pursuant to Section 7(c) hereof, all Insurance Proceeds that are received by Collateral Agent for application to the Secured Debt as provided in Section 15, and all Realization Proceeds shall be deposited by Collateral Agent to the Collateral Reserve Account. Subject to Section 10(b),
Section 10(c) and Section 10(e), collected balances in the Collateral Reserve Account shall be distributed by Collateral Agent on a weekly basis, on a Business Day fixed by Collateral Agent for the distribution of such monies, unless the collected balances are less than $250,000 on the date of distribution (in which event, Collateral Agent may, in its discretion, defer distribution absent contrary written instructions from the Required Secured Parties), for application to the Secured Debt, as follows:

                           FIRST: to the payment of (i) all costs and expenses incurred by Collateral Agent in connection with the execution of its duties hereunder, including all Extraordinary Expenses and all expenses for which Collateral Agent is entitled to reimbursement pursuant to
         Section 4 hereof, and (ii) all amounts against or for which Collateral Agent is to be indemnified or reimbursed under this Agreement or any of the Security Documents;

                           SECOND: to the payment of any fees then owing to Collateral Agent;

                           THIRD: to the payment of Cash Management Obligations, to be shared on a pro rata basis as among the Cash Management Service Providers to which such Cash Management Obligations are owing;

                           FOURTH: to the payment of all outstanding LC
         Obligations, to be shared by the Letter of Credit Issuers on a pro rata basis;

                           FIFTH: to the payment of costs and expenses
         (including legal fees) incurred by any Creditor in connection with the enforcement of any Transaction Documents to which it is a party or the Global Guarantee after the occurrence and during the continuance of an Event of Default under such Transaction Documents (provided that such enforcement is not prohibited by the terms of this Agreement), to be shared on a pro rata basis as among such Creditors;

                           SIXTH: to the payment of the principal amount of the Loans owing to any Lender (whether or not any of such principal is then due or has matured, by acceleration or otherwise) to the minimum extent necessary such that the Actual Principal Outstanding Percentage for each Lender is equal to such Lender's Adjusted Principal Outstanding Percentage, together with accrued and unpaid interest on the principal so paid at the rate provided in the applicable Transaction Document;

                           SEVENTH: to the payment of the principal amount (to the extent not paid pursuant to Clause "SIXTH" above) of and accrued interest with respect to the Secured Debt (and net swap amounts and any amounts that would be owing with respect to any Swaps if such Swaps were then terminated) owing to each Revolver Bank, Term Lender, Swaps Lender and each Noteholder (whether or not any of such Secured Debt is then due or has matured, by acceleration or otherwise) and Adjusted Make-Whole Amount, if any, owing to the Noteholders, to be paid to the holders of such Secured Debt on a pro rata basis;

                           EIGHTH: to the payment of fees owing to Revolver Administrative Agent under the Revolver Bank Documents, fees owing to the Revolver Banks under the Revolver Bank Documents (including unused line fees, letter of credit fees, and fees for breaking funding losses or expenses), fees and breaking funding losses or expenses owing to the Term Lender under the Term Lender Loan Documents, and the Remaining Make-Whole Amount, if any, owing to the Noteholders, to be shared on a pro rata basis among the holders of such Secured Debt; and

                           NINTH: to the payment of any other Secured Debt, to be shared on a pro rata basis by the holders of such Secured Debt.

                  (b) If on any date payments are required to be shared pursuant to Section 7 hereof or any Realization Proceeds are required to be shared pursuant to Section 10 hereof, the Secured Debt on account of which such payments or Collateral proceeds are to be shared shall include the undrawn amount of all outstanding Letters of Credit. If any proceeds are received by Collateral Agent with respect to any Secured Debt attributable to undrawn Letters of Credit, such proceeds shall be deposited into an account held by Collateral Agent, for disbursement to the Secured Party that is the issuer of such Letter of Credit at such time as the Letter of Credit is drawn upon. If any Letter of Credit for which cash collateral is held by Collateral Agent is reduced or cancelled or the stated amount thereof is otherwise reduced with the result that the outstanding Letter of Credit is reduced, then an amount equal to the amount of such reduction shall be distributed from the collateral account by Collateral Agent for further distribution to other Secured Parties, in accordance with the provisions of this Agreement, in the amounts they would have received had such expired, reduced, or cancelled Letter of Credit not been included in the calculation of Secured Debt owing to the issuer of such Letter of Credit.

                  (c) If, on any date that Collateral Agent receives any Realization Proceeds from any Enforcement Action taken with respect to any Collateral of Russell or any Insurance Proceeds with respect to such Collateral, the Secured Debt owing to a Secured Party is not permitted under the Security Documents executed by Russell to be secured by Collateral Agent's Lien upon the Collateral owned by Russell from which such Realization Proceeds or Insurance Proceeds were derived, then Collateral Agent shall not be authorized to distribute any of such Realization Proceeds or Insurance Proceeds to such Secured Party, and the amount of such Secured Party's share thereof (the "Foregone Distribution") shall be distributed to the other Secured Parties whose Secured Debt is permitted by such Security Documents to be secured by Collateral Agent's Lien upon such Collateral, with the order of such distribution to be as set forth in Section 10(a) above. Each Secured Party who suffers a Foregone Distribution shall be authorized, on a ratable basis with all other Secured Parties who have similarly suffered a Foregone Distribution, to receive from any Realization Proceeds derived from an Enforcement Action with respect to Collateral owned by any Guarantor, from any Insurance Proceeds derived from a casualty loss of Collateral of any Guarantor and from payments made from any Obligor the amount of such Foregone Distribution before any of such monies are distributed to any of the other Secured Parties.

                  (d) Collateral Agent shall not be liable for any allocation or distribution of monies pursuant to this Section 10 that are made by it in good faith and, if any such allocation or distribution is subsequently determined to have been made in error, the sole recourse of any Secured Party to whom payment was due but not made shall be to recover from the other Secured Parties any payment in excess of the amount to which such other Secured Parties are determined to be entitled (and such other Secured Parties hereby agree to return to such Secured Party any such erroneous payments received by them).

                  (e) If any Secured Party shall, at any time, fail to make any payment to Collateral Agent that is required under this Agreement, Collateral Agent may, but shall not be required to, retain payments that would otherwise be made to such defaulting Secured Party hereunder and apply such payment to such defaulting Secured Party's defaulted obligations hereunder, at such time, and in such order, as Collateral Agent may elect in its sole discretion.

                  (f) If at any time Collateral Agent shall be required to restore or return to any Obligor (or any representative of creditors for any such Obligor) any amounts distributed to any Secured Party pursuant to any of the provisions of this Agreement (including, specifically, this Section 10), whether such amounts distributed consisted of Setoff Proceeds, payments required to be shared with Secured Parties pursuant to Section 7 hereof, Realization Proceeds, Guarantor Payments, Insurance Proceeds, or any other amounts received from any Obligor, whether such restoration or return is required by reason of any Insolvency Proceeding or other similar event in respect of any Obligor, then each Secured Party shall promptly pay to Collateral Agent the portion of the total amount of such payments received by it which is required to be so restored or returned.

                  (g) Each Lender agrees that, if the Collateral Agent shall have received a Default Notice relating to a Material Event of Default, and if, after six months shall have passed from the earlier of (i) the date the Collateral Agent shall have commenced Enforcement Action on the Collateral in accordance with Section 9(c) or (ii) the commencement of any bankruptcy proceeding with respect to Russell, each Lender shall not have been either (x) fully repaid in respect of the principal of the Loans of such Lender or (y) repaid with respect to such principal in an amount sufficient so that such Lender's Actual Principal Outstanding Percentage equals its Adjusted Principal Outstanding Percentage, each Lender which has at such time an Actual Principal Outstanding Percentage which is lower than its Adjusted Principal Outstanding Percentage (each, a "Below-Formula Lender") shall pay to the Collateral Agent for application pursuant to this Section 10(g) an amount which, if added to the outstanding principal amount of the Loans owing to such Below-Formula Lender, would cause such Below Formula Lender's Actual Principal Outstanding Percentage to equal its Adjusted Principal Outstanding Percentage (with respect to each Below-Formula Lender, its "True-Up Amount"). The Collateral Agent shall pay the True-Up Amounts received by it to each Lender which has at such time an Actual Principal Outstanding Percentage which is greater than its Adjusted Principal Outstanding Percentage (each, an "Above-Formula Lender") in an amount for each Above-Formula Lender which, if subtracted from the amount of outstanding principal of the Loans owing to such Above-Formula Lender, would cause such Above-Formula Lender's Actual Principal Outstanding Percentage to equal its Adjusted Principal Outstanding Percentage. Simultaneously with such payments by the Collateral Agent each Below-Formula Lender shall be deemed to have purchased at face value a participation in the Loans owing to each Above-Formula Lender in an amount equal to its ratable share of the total True-Up Amounts paid to such Above-Formula Lender, and any subsequent repayments of amounts owing in respect of the Loans in accordance with the terms hereof shall be applied by the Collateral Agent accordingly. In addition, at the time each such Below-Formula Lender purchases a participation pursuant to the immediately preceding sentence, such Below-Formula Lender shall purchase a participation in interest owing to such Above-Formula Lender in an amount equal to interest accrued on its ratable portion of the True-Up Amount for such Above-Formula Lender commencing on the date Collateral Agent shall have received the Default Notice referred to in the first sentence of this Section 10(g) and ending on the date of such purchase.

11. DETERMINATION OF AMOUNT OF SECURED DEBT. Whenever Collateral Agent is authorized or required to determine the existence or amount of any Secured Debt owed to any Secured Party for any purpose under this Agreement, Collateral Agent shall be entitled to make such determination on the basis of one or more certificates of a Notice Party with respect to the Secured Debt owed to such Notice Party or its Represented Creditors. Each Notice Party agrees to give such a certificate as to the amount of the Secured Debt owing to it or to its Represented Creditors promptly (and in any event within 5 Business Days) after such Notice Party's receipt of a request for such certificate from Collateral Agent, in which such Notice Party shall itemize the various components of the Secured Debt owing to it or its Represented Creditors, including interest, principal, fees, or other charges. If, notwithstanding the request of Collateral Agent, a Notice Party shall fail or refuse within 5 Business Days of such request to certify as to the existence or amount of any Secured Debt owed to it, Collateral Agent shall be entitled to determine such amount by such method as Collateral Agent may, in its reasonable discretion, determine, including by reliance upon a certificate of any Obligor; provided, however, that, promptly following determination of any such amount, Collateral Agent shall notify such Notice Party of such determination and thereafter shall correct any error that such Notice Party brings to the attention of Collateral Agent. Collateral Agent may rely conclusively, and shall be fully protected in so relying, upon any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Obligors, any Secured Party, or any other Person as a result of any action taken by Collateral Agent based upon such determination prior to receipt of notice of any error in such determination. Each Secured Party agrees that it shall from time to time provide such information that is available to it to Collateral Agent as may be necessary to enable Collateral Agent to make any calculation hereunder or otherwise required for any purpose hereof.

12.      LIEN PRIORITIES AND RIGHTS TO COLLATERAL.

                  (a) Notwithstanding anything to the contrary contained in any of the Transaction Documents or any other agreement or arrangement between any of the Parties hereto and any Obligor, whether now existing or hereafter arising, or any Applicable Law, and notwithstanding the time, order or method of attachment, perfection, filing or recording in respect of any Lien or any relative rank or priority conferred by Applicable Law on any Lien, the Liens granted or conveyed under the Security Documents in favor of Collateral Agent with respect to the Collateral shall be senior and prior to all other Liens at any time obtained by any Secured Party; and no Secured Party shall at any time initiate any Enforcement Action with respect to any of the Collateral until all of the Secured Debt owing to all other Secured Parties is fully paid.

                  (b) In no event shall any Secured Party challenge, contest or dispute the validity, extent, enforceability, or priority of Collateral Agent's Liens under the Security Documents with respect to any of the Collateral.

                  (c) If any Secured Party shall at any time have possession of any Collateral, such Secured Party shall promptly turn over such Collateral to Collateral Agent for so long as any Secured Debt is outstanding; provided that any cash which constitutes Collateral located in a deposit account of an Obligor held at a Secured Party need not be turned over to Collateral Agent prior to Collateral Agent's receipt of a Default Notice relating to a Material Event of Default and the institution of Enforcement Action, except to the extent such amounts have become Setoff Proceeds.

13. INVESTMENT OF FUNDS HELD BY COLLATERAL AGENT. Collateral Agent shall invest and reinvest monies held by it constituting proceeds of Collateral, or payments or proceeds turned over to it by a Secured Party pursuant to Sections 7 and 12 hereof, from time to time in repurchase agreements with any major national brokerage firm or bank (which may include the commercial banking department of Collateral Agent or any bank or trust company under common control with Collateral Agent) fully secured by obligations issued or guaranteed by the United States of America, and subject at all times to the Liens granted pursuant to the Security Documents. All such investments and the interest and income received thereon and therefrom, as well as the net proceeds realized upon the sale thereof, shall be held by Collateral Agent in the Collateral Reserve Account, to be distributed pursuant to Section 10 hereof.

14. RELEASE OF COLLATERAL. Collateral Agent shall not execute any release of any of the Liens under the Security Documents with respect to any of the Collateral without the written consent or direction of the Required Secured Parties. Collateral Agent shall not be responsible for any release of Liens under the Security Documents, to the extent that such release results under Applicable Law from any sale, transfer, exchange, or other disposition of Collateral by any Obligor, whether or not any such disposition is authorized under any of the Security Documents. If any Obligor desires to sell, exchange, transfer, or otherwise dispose of any Collateral, such Obligor shall deliver a certificate to Collateral Agent, describing the proposed disposition and the material terms thereof, whereupon Collateral Agent shall promptly forward a copy of such certificate to each Notice Party. Collateral Agent is authorized and instructed to take such actions with respect to such Collateral as the Required Secured Parties so authorize and instruct in written instructions delivered to Collateral Agent with respect to such proposed disposition, including the execution and delivery of Lien releases and such other waivers and amendments to the Security Documents as may be required in connection therewith. Such instructions from the Required Secured Parties shall specify the minimum amount of proceeds that must be received by Collateral Agent in exchange for such Lien releases, waivers, or amendments and, if applicable, (i) the requirements, if any, regarding Liens that must be taken by Collateral Agent in non-cash proceeds from the proposed disposition and (ii) the amount, if any, of such proceeds to be released by Collateral Agent to Obligors. If Collateral Agent requests a Secured Party's consent to Collateral Agent's release of its Lien upon any Collateral having an aggregate value less than $1,000,000 and Collateral Agent does not receive a denial of such request within 4 Business Days after the Secured Party receives such request, such Secured Party shall be deemed to have consented to such request. Notwithstanding the foregoing provisions of this Section, Secured Parties hereby irrevocably authorize Collateral Agent to execute releases of Liens as expressly provided for and contemplated by the Guarantee and Collateral Agreement or any of the other Security Documents.

15. INSURANCE. Obligors shall be obligated to maintain property, casualty, liability, and other insurance in accordance with the terms of the Security Documents, with Collateral Agent named as loss payee and an additional insured, as appropriate. Collateral Agent shall not be deemed to have any notice or knowledge of any casualty loss under any insurance maintained by any Obligor, unless and until Collateral Agent shall have received written notice from a Secured

Party or an Obligor of the existence and nature of such casualty loss. Collateral Agent shall be authorized to turn over to Obligors all or any portion of any Insurance Proceeds received by Collateral Agent, to the extent that Collateral Agent reasonably believes that such turnover of such amount of Insurance Proceeds is authorized or required by the Security Documents; provided, however, that after the Collateral Agent's receipt of a Default Notice relating to a Material Event of Default, such turnover shall be made only if required by the Security Documents. Any Insurance Proceeds that are received by Collateral Agent and are not turned over to Obligors shall be distributed to Secured Parties for sharing, prior to Collateral Agent's receipt of a Default Notice relating to a Material Event of Default, in accordance with Section 7(b) hereof, and after Collateral Agent's receipt of a Default Notice relating to a Material Event of Default, in accordance with Section 10 hereof.

16.      INDEMNIFICATION.

                  (a) Without in any way limiting any Obligor's indemnity obligations under any of the Security Documents, each Obligor agrees to indemnify, defend, and hold Collateral Agent and its agents, successors, and assigns (each an "Indemnified Agent Party") harmless from and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or any nature whatsoever ("Losses") that may be imposed upon, incurred by, or asserted against any Indemnified Agent Party in any way relating to or arising out of this Agreement or any of the Security Documents or any action taken or omitted to be taken by any Indemnified Agent Party under this Agreement or any of the Security Documents, except any such as result from an Indemnified Agent Party's bad faith, gross negligence or willful misconduct. If any taxes (excluding taxes imposed upon or measured solely by the net income of Collateral Agent, but including any intangibles tax, stamp tax, recording tax, or franchise tax) shall be payable by Collateral Agent or any Obligor on account of the execution, delivery, or recording of any of the Security Documents, Obligors shall jointly and severally pay (or shall promptly reimburse Collateral Agent for the payment of) all such taxes, including any interest and penalties thereon, and shall indemnify and hold each Indemnified Agent Party harmless from and against all liability in connection therewith.

                  (b) Without limiting the Obligations of Obligors hereinabove, each Creditor severally agrees to indemnify and hold each Indemnified Agent Party (to the extent not reimbursed by Obligors), in proportion to its Percentage as of the date on which such Losses are incurred, harmless from and against any and all Losses that may be imposed upon, incurred by, or asserted against any Indemnified Agent Party in any way relating to or arising out of this Agreement or any of the Security Documents or any action taken or omitted to be taken by any Indemnified Agent Party under this Agreement or any of Security Documents, except any such as result from such Indemnified Agent Party's bad faith, gross negligence, or willful misconduct. Without limiting the foregoing, each Creditor shall reimburse Collateral Agent promptly on demand in proportion to its Percentage as of the date on which such out-of-pocket expenses are incurred, for all reasonable out-of-pocket expenses paid or incurred by Collateral Agent (including all Recording Costs and fees and expenses of counsel to Collateral Agent) in connection with the negotiation, preparation, approval, review, execution, delivery, administration, amendment, modification, and interpretation of this Agreement or any of the Security Documents or the collection and enforcement of this Agreement or any of the Security

Documents, including any Extraordinary Expenses (to the extent Collateral Agent is not reimbursed for such Extraordinary Expenses by Obligors).

                  (c) The foregoing indemnifications shall survive the termination of this Agreement and any of the Security Documents and the payment of all of the Secured Debt.

17. INDEPENDENT ACTION BY SECURED PARTIES. Each Secured Party shall be allowed to amend, or waive compliance with, any provision of its Transaction Documents with any Obligor, except for amendments increasing fees or rates of interest, providing for new fees or compensation to such Secured Party, altering the time for payment (other than to extend the time of payment) of any of the Secured Debt or adding (or making more onerous existing) financial covenants, defaults or mandatory prepayments, unless, in each such case, the consent of the Required Secured Parties has been obtained (it being agreed that the execution of a Memorandum of Understanding by the Secured Parties and Russell shall constitute such consent for any such amendments described therein). This Agreement shall not be deemed to restrict or prohibit any Secured Party from (a) accelerating the maturity or demanding payment of any Secured Debt in accordance with its Transaction Documents with Obligors; (b) enforcing any of the Transaction Documents by judicial process or arbitration; (c) imposing any default rate of interest in accordance with its Transaction Documents; (d) commencing any receivership, bankruptcy, or other Insolvency Proceeding against any Obligor; (e) participating in any bankruptcy case or other Insolvency Proceeding, including by filing any proof of claim, or requesting adequate protection or relief from stay, seeking dismissal or conversion or the appointment of a trustee or examiner; (f) in the case of Revolver Banks, reducing the amount of their Revolver Commitments; or (g) enforcing any Global Guarantee; provided, however, that no Secured Party may initiate any Enforcement Action with respect to any of the Collateral except as provided in Section 12(a).

18. NO PREFERENTIAL TREATMENT. No Obligor shall offer to any Secured Party any benefit or consideration (whether immediate or prospective, definite or contingent) of any kind to induce any Secured Party's consent to an amendment or waiver of this Agreement or any of the Security Documents without concurrently offering a comparable benefit or consideration to each other Secured Party as an inducement to obtain its consent to such an amendment or waiver; and no Secured Party shall accept from any Obligor, or any other Person, any such benefit or consideration without the prior written consent of each other Secured Party, unless such benefit or consideration shall also be conferred upon or paid to each other Secured Party on a pro rata basis based upon each Secured Party's Percentage.

19. CONFLICT WITH TRANSACTION DOCUMENTS AND SECURITY DOCUMENTS. The Parties agree that, if any provision of this Agreement is inconsistent with or contrary to any provisions in any of the Security Documents or Transaction Documents to which they are parties, such Parties shall, in the course of the performance of this Agreement, treat this Agreement as controlling and superseding such inconsistent provisions as necessary to give full effect to all provisions in this Agreement.

20. VALIDITY OF AGREEMENT. This Agreement shall be interpreted in such a manner as to be fully effective and valid under Applicable Law. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, inoperative or unenforceable as applied in any particular case in any jurisdiction, or in all cases because it conflicts with any other provision or provisions hereof or with any constitution or statute or rule of public policy, or for any other reason, such circumstance shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon the determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to give effect to the original intention of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

21. REPRESENTATIONS OF PARTIES. Each Party represents and warrants to the other Parties that such Party has all requisite power and authority to execute, deliver and perform this Agreement, and that such execution, delivery and performance have been duly authorized by all necessary action on the part of such Party. Each holder of Secured Debt (other than Swaps Lender and any Cash Management Services Provider) represents and warrants that the outstanding principal amount of Secured Debt owing to it (or, in the case of a Revolver Bank, to all Revolver Banks) on the date hereof (whether or not payable on the date hereof), including LC Obligations and termination amounts under the Swaps, is as set forth for such Secured Party under the column "Agreement Date Principal Outstanding Amount" on Schedule 1 hereto.

22. NOTICES. Notices hereunder that are required or permitted to be given to a Party shall be given to such Party at the address or telecopy number set forth on the signature page hereto for such Party or at such address or telecopy number as may be designated by such Party in a written notice to Collateral Agent and each of the other Parties (or, in the case of a Transferee, as set forth in the acknowledgment letter or other agreement or instrument that such Party delivers to Collateral Agent pursuant to Section 28(b) hereof or, if such Party fails to deliver any such agreement or instrument, such address or telecopy number as may be designated by any such Party in a written notice to Collateral Agent, with copies to the other Parties). All such notices and communications to a Party hereto shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number provided for such Party, (iii) the Business Day following the day on which the same has been delivered prepaid or pursuant to an invoice arrangement to a reputable national overnight air courier service, or
(iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid; in each case to such Party at the address or telecopy number provided for such Party. Any notice or direction received by Collateral Agent from any Notice Party shall be deemed to have been given by and shall be binding upon each Represented Creditor for which such Notice Party serves as agent, and any notice given by Collateral Agent to any Notice Party serving as agent for any Represented Creditor shall be deemed to have been given to and received by such Represented Creditors.

23. RELATION OF SECURED PARTIES. No Secured Party shall be deemed to be an agent or fiduciary for any other Secured Party or to have assumed any duty to share with or disclose to any other Secured Party any information regarding any Obligor or the Collateral. Nothing contained in this Agreement, and no action taken by any of the Secured Parties pursuant hereto is intended to constitute or be deemed to constitute the Secured Party as a partnership, association, joint venture, or other entity.

24. FURTHER ASSURANCES. Each of the Parties hereto agrees to execute and deliver all such further documents and instruments and to use its best efforts to take all such further action as may be reasonably necessary or advisable to implement and give effect to the transactions contemplated hereby or by any of the Security Documents.

25. COUNTERPARTS. This Agreement may be executed in as many counterparts as the Parties hereto may deem necessary or convenient and by different parties on separate counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same agreement.

26. ENTIRE AGREEMENT. This Agreement embodies the entire understanding of the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.

27.      AMENDMENTS.

                  (a) This Agreement may not be amended or waived except by a writing signed by the Required Secured Parties; provided, however, that (i) any amendment adversely affecting any right or interest of Collateral Agent shall require Collateral Agent's consent, (ii) any amendment expanding the obligations or liabilities of any Obligor shall require such Obligor's consent, and (iii) no amendment shall be effective without the signature of each Secured Party to the extent such amendment alters (A) the allocation of the security for the Secured Debt provided for by the terms hereof, (B) provisions regarding the sharing of any payments provided for hereunder after delivery of a Default Notice relating to a Material Event of Default or the sharing of additional collateral and guarantees, (C) the percentage or composition of Secured Parties required to cause the Collateral Agent to take any action hereunder (other than such changes in composition as result from any assignment of rights hereunder in accordance with Section 28(b)) (D) the scope of the rights of Secured Parties to take independent actions with respect to their Transaction Documents or any Collateral, (E) the definition of "Required Secured Parties," or (F) Section 18,
Section 19 or this Section 27.

                  (b) Collateral Agent shall not enter into any amendments to any of the Security Documents without the prior written consent of the Required Secured Parties; provided, however, that (i) Collateral Agent may enter into any amendment of or supplement to any of the Security Documents for the purpose of correcting any errors therein, adding Collateral, perfecting Liens granted under the Security Documents, or otherwise expanding the scope or nature of the rights or remedies of Collateral Agent thereunder for the benefit of the Secured Parties; and (ii) Collateral Agent shall not enter into any amendments to or modifications of any of the Security Documents that would have the effect of releasing any Lien upon any of the Collateral, except as otherwise authorized by Section 14 hereof relating to Collateral Agent's release of Liens.

28.      BINDING EFFECT.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, assigns, and legal representatives, including any subsequent holder of any Secured Debt, subject to the provisions of paragraph
(b) of this Section 28 below.

                  (b) In connection with any assignment of all, or of a proportionate part of all, of its rights, title, and interest under any Transaction Document to any Person ("Transferee"), all in accordance with the applicable provisions of the relevant Transaction Document, such Transferee shall become a Creditor and Secured Party hereunder only upon the delivery of, and each Secured Party hereby covenants and agrees that, prior to the effectiveness of any transfer by it, it shall cause to be delivered to the Collateral Agent, a supplement to this Agreement in the form of Exhibit A hereto executed by such Transferee.

                  (c) No provision of this Agreement shall restrict in any manner the assignment, participation, or other transfer by any Secured Party of all or any part of its right, title, or interest under any Transaction Document; provided, however, that, unless Transferee becomes a Secured Party for purposes hereof in accordance with this Section 28, the transferor Secured Party shall remain responsible for performance of all of its obligations under this Agreement (including its indemnification obligations) with respect to the interests transferred.

29. CHALLENGES TO CLAIMS. Each of the Creditors agrees that it will not take any action to challenge, contest or dispute the validity or enforceability of any other Creditor's claims against any Obligor (other than any such claim resulting from any breach of this Agreement or any acts or omissions of a Creditor occurring after the date of this Agreement), or that would have the effect of invalidating any such claim, or support any Person who takes any such action; provided that the foregoing shall not preclude any Creditor from realizing any benefit that results, directly or indirectly, from any such challenge, contest or dispute brought against any other Creditor by any third party.

30.      GOVERNING LAW; CONSENT TO JURISDICTION.

                  (a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Georgia.

                  (B) THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY AGREE AND CONSENT THAT ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE GUARANTEE AND COLLATERAL AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF FULTON, STATE OF GEORGIA, AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH ACTION, SUIT, OR PROCEEDING, AND EACH PARTY HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION, SUIT, OR PROCEEDING. THE OBLIGORS SHALL BE THIRD-PARTY BENEFICIARIES OF THIS SECTION 30(B).

                  (C) IN ANY ACTION, SUIT, OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT, OR ANY INSTRUMENTS OR AGREEMENTS DELIVERED IN CONNECTION HEREWITH, EACH PARTY HEREBY AGREES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT, OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND

NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT, OR PROCEEDING.

         NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER ANY OTHER PARTY HERETO IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                COLLATERAL AGENT:

                                    WACHOVIA BANK, N.A., as Collateral Agent



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    Information for notices:
                                    C0760
                                    301 South College Street
                                    Charlotte, NC 28288-0760
                                    Attention: Roger Pelz, Senior Vice President
                                    Telecopier: (704) 374-6319
                                    Confirmation: (704) 374-6060

                                NOTEHOLDERS:

                                    THE PRUDENTIAL INSURANCE COMPANY
                                    OF AMERICA, as a Noteholder



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    Information for notices:
                                    c/o Prudential Capital Group
                                    Two Ravinia Drive, Suite 1400
                                    Atlanta, Georgia 30346
                                    Attention: Managing Director
                                    Telecopier No.(770) 395-8421
                                    Confirmation No.(770) 395-8415

                                    with a copy to:

                                    c/o Prudential Capital Group
                                    1114 Avenue of the Americas
                                    30th Floor
                                    New York, New York 10036
                                    Attention: Law Department
                                    Telecopier No. (212) 626-2079

                                    TEACHERS INSURANCE AND
                                    ANNUITY ASSOCIATION OF AMERICA,
                                    as a Noteholder



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    Information for notices:
                                    TIAA, Securities Investments
                                    730 Third Avenue
                                    New York, New York 10017-3006
                                    Attention: Loren Archibald, Managing
                                               Director
                                    Telecopier No. (212) 916-6582
                                    Confirmation No. (212) 916-4308

                                    ALLSTATE LIFE INSURANCE COMPANY,
                                    as a Noteholder



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    Information for notices:
                                    Investment Operations - Private Placements
                                    3075 Sanders Road, Suite G4A
                                    Northbrook, Illinois 60062-7127
                                    Attention: Private Placements
                                    Telecopier No. (847) 402-7032
                                    Confirmation No. (847) 402-6672

                                    CONNECTICUT GENERAL LIFE
                                    INSURANCE COMPANY, as a Noteholder

                                    BY:  CIGNA INVESTMENTS, INC.



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    Information for notices:
                                    c/o CIGNA Retirement & Investment Services
                                    280 Trumbull Street, H16B
                                    Hartford, CT 06103
                                    Attention: Steven H. Wilson
                                    Telecopier No. 860-534-7203
                                    Confirmation No. 860-534-4083

                                LETTER OF CREDIT ISSUER:

                                    FIRST UNION NATIONAL BANK,
                                    as Letter of Credit Issuer



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    Information for notices:
                                    C0760
                                    301 South College Street
                                    Charlotte, NC 28288-0760
                                    Attention: Roger Pelz, Senior Vice President
                                    Telecopier: (704) 374-6319
                                    Confirmation: (704) 374-6060

                                TERM LENDER:

                                    SUNTRUST BANK, as Term Lender



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    Information for notices:
                                    303 Peachtree Street, 3rd Floor
                                    Atlanta, Georgia 30308
                                    Attention: Laura Kahn
                                    Telecopier No. (404) 575-2594
                                    Confirmation No. (404) 588-7705

                                REVOLVER AGENT AND REVOLVER BANKS:

                                    WACHOVIA BANK, N.A.,
                                    as Revolver Administrative Agent and a
                                    Revolver Bank



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    Information for notices:
                                    C0760
                                    301 South College Street
                                    Charlotte, NC 28288-0760
                                    Attention: Roger Pelz, Senior Vice President
                                    Telecopier: (704) 374-6319
                                    Confirmation: (704) 374-6060

                                    SUNTRUST BANK, as Syndication Agent and
                                    a Revolver Bank



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    Information for notices:
                                    303 Peachtree Street, 3rd Floor
                                    Atlanta, Georgia 30308
                                    Attention: Laura Kahn
                                    Telecopier No. (404) 575-2594
                                    Confirmation No. (404) 588-7705

                                    FIRST UNION NATIONAL BANK,
                                    as Documentation Agent and a Revolver Bank



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    Information for notices:
                                    C0760
                                    301 South College Street
                                    Charlotte, NC 28288-0760
                                    Attention: Roger Pelz, Senior Vice President
                                    Telecopier: (704) 374-6319
                                    Confirmation: (704) 374-6060

                                    JPMORGAN CHASE BANK,
                                    as a Revolver Bank



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    Information for notices:
                                    1411 Broadway, 5th Floor
                                    New York, New York 10018
                                    Attention: James A. Knight
                                    Telecopier No. (212) 391-2102
                                    Confirmation No. (212) 391-7679

                                    ALIANT BANK, as a Revolver Bank



                                    By:
                                       ----------------------------------------
                                       Name: John J. Thomas
                                       Title: Senior Vice President

                                    Information for notices:
                                    1100 Corporate Parkway
                                    P.O. Box 383067
                                    Birmingham, Alabama 35238
                                    Attention: John J. Thomas
                                    Telecopier No. (205) 408-2001
                                    Confirmation No. (201) 408-2003

                                    AMSOUTH BANK, as a Revolver Bank



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    Information for notices:
                                    AmSouth Sonat Tower, 7th Floor
                                    1900 Fifth Avenue North
                                    Birmingham, AL  35203
                                    Attention: Large Corporate
                                    Telecopier No.: (205) 571-7578
                                    Confirmation No.: (205) 583-4522

                                    COMERICA BANK, as a Revolver Bank



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    Information for notices:
                                    500 Woodward Avenue
                                    Mail Code 3280
                                    Detroit, MI 48226
                                    Attention: Danielle Butler
                                    Telecopier No.: (313) 222-3330
                                    Confirmation No.: (313) 222-6122

                                SWAP LENDER:

                                    JPMORGAN CHASE BANK,
                                    as Swap Lender



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    Information for notices:
                                    1411 Broadway, 5th Floor
                                    New York, New York 10018
                                    Attention: James A. Knight
                                    Telecopier No. (212) 391-2102
                                    Confirmation No. (212) 391-7679

                          ACKNOWLEDGMENT AND AGREEMENT

         Each of the undersigned, although not a party to the within and foregoing Intercreditor and Agency Agreement (the "Agreement"), acknowledges and, to the extent required, consents to the terms and conditions of the Intercreditor and Agency Agreement. Each of the undersigned agrees to (i) pay the compensation, indemnities and reimbursement to Collateral Agent as specified in Section 4 thereof; (ii) refrain from making any optional pre-payments with respect to any Secured Debt as provided in Section 7(a) (and except as otherwise permitted by Section 7(a)); (iii) indemnify Collateral Agent in accordance with
Section 16 thereof; and (iv) forbear, as provided in Section 18, thereof, from giving preferential treatment to any Secured Party, in each case, as such Sections are in effect as of the date hereof unless the undersigned shall have agreed to such modification or amendment to such Sections in writing.

         Each of the undersigned agrees to execute and deliver such other documents and instruments, in form and content reasonably satisfactory to Collateral Agent and the Required Secured Parties, and shall take such other action as Collateral Agent or the Required Secured Parties may reasonably request, to effectuate and carry out the provisions of the Agreement.

         IN WITNESS WHEREOF, each of the undersigned has caused this Acknowledgment and Agreement to be duly executed as of December 14, 2001.

                                    RUSSELL CORPORATION



                                    By:
                                       ----------------------------------------
                                       Robert D. Martin
                                       Senior Vice President

                                    Information for notices:
                                    Russell Corporation
                                    3330 Cumberland Blvd., Suite 800
                                    Atlanta, GA 30339
                                    Attention: Legal Department
                                    Telecopier No. (678) 742-8514
                                    Confirmation No. (678) 742-8111

                                    RUSSELL FINANCIAL SERVICES, INC.



                                    By:
                                       ----------------------------------------
                                       Robert D. Martin
                                       Vice President

                                    Information for notices:
                                    Russell Corporation
                                    3330 Cumberland Blvd., Suite 800
                                    Atlanta, GA 30339

                                    Attention: Legal Department
                                    Telecopier No. (678) 742-8514
                                    Confirmation No. (678) 742-8000

                                    DESOTO MILLS, INC.



                                    By:
                                       ----------------------------------------
                                       Scott Mosteller
                                       President

                                    Information for notices:
                                    Russell Corporation
                                    3330 Cumberland Blvd., Suite 800
                                    Atlanta, GA 30339
                                    Attention:  Legal Department
                                    Telecopier No. (678) 742-8514
                                    Confirmation No. (678) 742-8111

                                    CROSS CREEK APPAREL, LLC



                                    By:
                                       ----------------------------------------
                                       Christopher M. Champion
                                       Secretary

                                    Information for notices:
                                    Russell Corporation
                                    3330 Cumberland Blvd., Suite 800
                                    Atlanta, GA 30339
                                    Attention: Legal Department
                                    Telecopier No. (678) 742-8514
                                    Confirmation No. (678) 742-8111

                                    CROSS CREEK HOLDINGS, INC.



                                    By:
                                       ----------------------------------------
                                       Christopher M. Champion
                                       Assistant Secretary

                                    Information for notices:
                                    Russell Corporation
                                    3330 Cumberland Blvd., Suite 800
                                    Atlanta, GA 30339

                                    Attention: Legal Department
                                    Telecopier No. (678) 742-8514
                                    Confirmation No. (678) 742-8111

                                    RUSSELL ASSET MANAGEMENT, INC.



                                    By:
                                       ----------------------------------------
                                       Floyd G. Hoffman
                                       Vice President

                                    Information for notices:
                                    Russell Corporation
                                    3330 Cumberland Blvd., Suite 800
                                    Atlanta, GA 30339
                                    Attention: Legal Department
                                    Telecopier No. (678) 742-8514
                                    Confirmation No. (678) 742-8111

                                    RINTEL PROPERTIES, INC.



                                    By:
                                       ----------------------------------------
                                       Floyd G. Hoffman
                                       Vice President

                                    Information for notices:
                                    Russell Corporation
                                    3330 Cumberland Blvd., Suite 800
                                    Atlanta, GA 30339
                                    Attention: Legal Department
                                    Telecopier No. (678) 742-8514
                                    Confirmation No. (678) 742-8111

                                   SCHEDULE 1

                                                                                 AGREEMENT DATE PRINCIPAL       ADJUSTED PRINCIPAL
SECURED PARTY                                                                       OUTSTANDING AMOUNT          OUTSTANDING AMOUNT
----------------------------------------------------------------------------------------------------------------------------------
Revolver Banks                                                                      $   135,000,000.00          $   173,000,000.00
----------------------------------------------------------------------------------------------------------------------------------
The Prudential Insurance Company of America, as a Noteholder                        $   207,999,999.72          $   207,999,999.72
----------------------------------------------------------------------------------------------------------------------------------
Teachers Insurance and Annuity Association of America, as a                         $     2,857,142.84          $     2,857,142.84
    Noteholder
----------------------------------------------------------------------------------------------------------------------------------
Allstate Life Insurance Company, as a Noteholder                                    $     4,285,714.00          $     4,285,714.00
----------------------------------------------------------------------------------------------------------------------------------
Connecticut General Life Insurance Company, as a Noteholder                         $     3,142,856.68          $     3,142,856.68
----------------------------------------------------------------------------------------------------------------------------------
First Union National Bank, as Letter of Credit Issuer                               $     3,236,205.96                         N/A
----------------------------------------------------------------------------------------------------------------------------------
SunTrust Bank, as Letter of Credit Issuer                                           $        72,389.00                         N/A
----------------------------------------------------------------------------------------------------------------------------------
SunTrust Bank, as Term Lender                                                       $    50,900,000.00          $    50,900,000.00
----------------------------------------------------------------------------------------------------------------------------------
JPMorgan Chase Bank, as Swap Lender                                                 $                0                         N/A
----------------------------------------------------------------------------------------------------------------------------------

                                    Exhibit A

                   FORM OF INTERCREDITOR AGREEMENT SUPPLEMENT

         THIS INTERCREDITOR AGREEMENT SUPPLEMENT (the "Supplement") is made and entered into as of __________, 20__, by and between _______________________________ ("Assignor") and
__________________________________ ("Assignee"). Reference is hereby made to that certain Intercreditor and Agency Agreement dated December 14, 2001, by and among Collateral Agent, Noteholders, Term Lender, Swaps Lender, Letter of Credit Issuers, Revolver Agents, and Banks (as each of such capitalized terms is defined in that certain Intercreditor and Agency Agreement dated December 14,
2001).

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain _____________________________ dated as of ________________, 20__, among Assignor and Assignee, Assignor has assigned all, or a proportionate part of all, of its right, title, and interest under the Transaction Documents (as defined in the Agreement) to Assignee, and Assignee has accepted such assignment; and

         WHEREAS, pursuant to the terms of the Agreement, such assignment requires the delivery of this Supplement to Collateral Agent (as defined in the Agreement).

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignee hereby acknowledges and agrees that it is a party to and is bound by the terms and conditions of the Agreement, to the same degree and extent as if it were an original signatory thereto.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Supplement as of the date first above written.

                                    ASSIGNEE:



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                    ASSIGNOR:



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------